Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2019, relating to the financial statement of BridgeBio Pharma, Inc. appearing in Registration Statement No. 333-231759, as amended.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

November 20, 2019